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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 19, 2001 relating to the financial statements and financial statement schedule, of Regent Communications, Inc., which appears in Regent Communications, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

We also consent to the incorporation by reference in this Registration Statement of our report dated October 11, 2001 relating to the financial statements, which appears in the Annual Report of Regent Communications, Inc. 401(K) Profit Sharing Plan on Form 11-K for the year ended December 31, 2000.

PricewaterhouseCoopers LLP

Cincinnati, Ohio
October 12, 2001